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                                                                     EXHIBIT 5.1







                                 March 19, 2001




Board of Directors
Sunshine Mining and Refining Company
5956 Sherry Lane, Suite 1621
Dallas, Texas 75225

         Re: Sunshine Mining and Refining Company

Ladies and Gentlemen:

         We have acted as special Delaware counsel to Sunshine Mining and Refining Company, a Delaware corporation (the "Company"), in connection with the issuance by the Company to, and the subsequent potential resale of up to 44,995,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company (the "Common Stock") by, the Elliott International, LP, The Liverpool Limited Partnership, Stonehill Institutional Partners, LP and Stonehill Offshore Partners, Limited (collectively, the "Selling Stockholders"). We understand that the Shares were issued to the Selling Stockholders by the Company pursuant to and in accordance with the provisions of an Order of Confirmation dated December 5, 2000 (the "Order") of the United States Bankruptcy Court for the District of Delaware in Sunshine Mining and Refining Company, et al., Case No. 00-3409 (MFW), Jointly Administered, confirming the Third Amended Joint Chapter 11 Plan of Reorganization of Sunshine Mining and Refining Company and its Debtor Subsidiaries, dated December 4, 2000 (the "Plan"). In this connection, you have requested our opinion as to certain matters under the General Corporation Law of the State of Delaware.

         For purposes of rendering our opinion as expressed herein, we have been furnished and have examined copies of the following:

         (a) the Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware (the "Secretary of State") on October 27, 1995, the Certificate of Merger Agreement, as filed with the Secretary of State on May 22, 1996, the Certificate of Amendment of the Company, as filed with the Secretary of State on June 26, 1997, the Certificate of Amendment of the Company as filed with the Secretary of State on August 2, 1999, and the


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Board of Directors
Sunshine Mining and Refining Company
March 19, 2001
Page 2


Amended and Restated Certificate of Incorporation of the Company, as filed with the Secretary of State on February 16, 2001 (collectively, the "Certificate of Incorporation");

         (b) the By-laws of the Company (the "By-laws");

         (c) the Plan;

         (d) the Order;

         (e) the Form S-1 Registration Statement of the Company being filed by the Company with the Securities and Exchange Commission (the "Registration Statement"), including the Prospectus of the Company (the "Prospectus"); and

         (f) A certificate of the Secretary of State, dated the date hereof, as to the good standing of the Company.

         With respect to the foregoing documents, we have assumed the authenticity of all documents submitted to us as originals, the conformity to authentic originals of all documents submitted to us as copies or forms, the genuineness of all signatures, the legal capacity of natural persons, and that the foregoing documents, in the forms furnished to us for our review, have not been and will not be altered or amended in any respect material to our opinion as expressed herein. For purposes of our opinion as expressed herein, we have not reviewed any documents other than the documents listed above, and we assume there exists no provision of any such other document that bears upon or is inconsistent with our opinion as expressed herein. We have conducted no independent factual investigation of our own for purposes of our opinion as expressed herein, but rather have relied solely upon the foregoing documents, the statements and information set forth therein, and the additional facts recited or assumed herein, all of which we assume to be true, complete and accurate in all material respects.

         On August 23, 2000, the Company and various of its wholly-owned subsidiaries filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware. The Plan was confirmed by the United States Bankruptcy Court for the District of Delaware in the Order on December 5, 2000. The "Effective Date" of the Plan was February 5, 2001.

         Pursuant to Article XI, Section 11.3 of the Plan and Paragraph 41 of the Order, on the Effective Date each share of common stock, par value $0.01 per share, "whether issued and outstanding or held in treasury" immediately prior to the Effective Date was "deemed canceled and retired," and no consideration was paid to the holders of the Company's previously outstanding shares of common stock. Then, pursuant to Article XI, Section 11.8 of the Plan and Paragraph 41 of the


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Board of Directors
Sunshine Mining and Refining Company
March 19, 2001
Page 3


Order, on the Effective Date, the Company issued the Common Stock to certain creditors of the Company, including issuing the Shares to the Selling Stockholders. The result of the Plan was to eliminate the Company's indebtedness and obligations which had been incurred prior to August 23, 2000.

         While shares of capital stock of a Delaware corporation ordinarily may be issued only through action by the corporation's board of directors, the Shares were issued by the Company pursuant to (and as directed by) the Order.
Section 303(a) of the General Corporation Law contains special provisions applicable to actions taken by a Delaware corporation pursuant to a plan of reorganization (such as the Plan) approved by a court of competent jurisdiction in a bankruptcy proceeding under federal law. In particular, Section 303(a) provides that whenever a plan of reorganization pursuant to a statute of the United States has been confirmed by a decree or order of a court of competent jurisdiction (such as the Order), the corporation may effectuate the plan and carry out the orders of the court relative thereto without further action of the directors or stockholders. Actions taken in compliance with such reorganization orders may be taken by the persons designated by the reorganization court, and, when so taken, are deemed to have been done "with like effect as if exercised and taken by unanimous action of the directors and the stockholders." 8 Del. C.
Section 303(a). In addition, Paragraph 48 of the Order provides that the "Order shall constitute all approvals and consents required, if any, by the laws, rules or regulations of any State or other governmental authority with respect to the implementation or consummation of the Plan . . . ."

         In addition to the foregoing, for the purpose of rendering our opinion as expressed herein, we have been advised that the Selling Stockholders were creditors of the Company immediately prior to the Effective Date and that such indebtedness, the value of which was at least equal to $449,950 (which is the aggregate par value of the Common Stock issued by the Company to the Selling Stockholders pursuant to the Plan), was canceled and extinguished pursuant to the Plan in consideration of the issuance of the Shares. Pursuant to the Plan, this cancellation was contemporaneous with the issuance of the Shares described herein. Further, we have assumed that stock certificates of the Company representing the Shares were delivered to the Selling Stockholders in respect thereof and that the Stock Transfer Ledger of the Company accurately records the stock issuance of the Shares to the Selling Stockholders.

         Based upon and subject to the foregoing, and subject to the limitations and qualifications set forth below, it is our opinion that the Shares (i) have been issued in accordance with the Plan and in accordance with Section 1145 (a)
(1) of the United States Bankruptcy Code and (ii) have been validly issued to the Selling Stockholders and are fully paid and nonassessable.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware, and we have not considered and express no opinion on the effect of any other laws or the


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Board of Directors
Sunshine Mining and Refining Company
March 19, 2001
Page 4


laws of any other state or jurisdiction, including state or federal securities laws or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body.

                  We hereby consent to the use of and filing of this opinion as an exhibit to the Registration Statement proposed to be filed by the Company with the Securities and Exchange Commission and to the use of our name under the caption "Legal Matters" in the Prospectus constituting a part thereof, provided, however, that in giving such consent we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the Rules and Regulations of the Securities and Exchange Commission thereunder.

                  Our opinion as expressed herein is rendered solely for your benefit in connection with the matters addressed herein, and, without our prior written consent, may not be relied upon by you for any other purpose or be furnished or quoted to, or be relied upon by, any other person or entity for any purpose.

                                       Very truly yours,

                                       /s/ Richards, Layton & Finger

MG/LJR/pa